EXHIBIT 10.9

SUBLEASE AGREEMENT

This Sublease Agreement ("Sublease"), dated as of the 31st day of May, 2024 (the "Effective Date"), is entered into between Bright Mountain Media, Inc., a Florida corporation qualified to do business in the State of Florida ("Sublandlord") and ROBINSON AND CASEY PLLC, a Florida professional limited liability company qualified to do business in the State of Florida ("Subtenant" and, together with Sublandlord, collectively referred herein as the "Parties" or individually as a "Party").

RECITALS

WHEREAS, Sublandlord is the tenant under that certain lease agreement dated August 25, 2014 (as amended or otherwise supplemented and as attached hereto as Exhibit A, the "Primary Lease") with OIII Realty Limited Partnership ("Prime Landlord"); and

WHEREAS, pursuant to the Primary Lease, Sublandlord leased those certain premises ("Demised Premises") more particularly described in the Primary Lease and located in the building having a street address of 6400 Congress Avenue, Boca Raton, Florida ("Building"); and

WHEREAS, Sublandlord desires to sublease a portion of its premises leased under the Primary Lease to Subtenant, and Subtenant desires to sublease a portion of Sublandlord's premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Demise.

Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the premises marked as Suite 2200 ("Subleased Premises") shown on Exhibit B attached hereto and made a part of this Sublease, located on a portion of the second (2nd) floor of the Building and comprising a portion of the Demised Premises. The Subleased Premises consist of approximately Two Thousand and Twenty Seven (2,027) square feet.

2.
Term.
(a)
The term of this Sublease ("Term") shall commence on the date which is the later to occur of: (i) July 1, 2024; and (ii) the date on which the Prime Landlord Consent (hereinafter defined) is obtained ("Sublease Commencement Date"), and shall expire at midnight on July 27, 2027 ("Sublease Expiration Date"), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.
(b)
Subtenant shall not be entitled to exercise any options to extend or renew the term of the Primary Lease. These options are expressly retained by Sublandlord and may be exercised or waived by Sublandlord in its sole and absolute discretion.
(c)
If for any reason the term of the Primary Lease is terminated or expires prior to the Sublease Expiration Date, this Sublease shall terminate on the date of such termination or expiration and Sublandlord shall not be liable to Subtenant for such termination. Sublandlord will take commercially reasonable efforts to maintain the Primary Lease with the Prime Landlord for the duration of the Primary Lease.

3.
Permitted Use.

Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose. Subtenant represents that it has reviewed the Primary Lease and is familiar with its terms.

4.
Payment of GROSS Rent and Additional Rent.
(a)
Throughout the Term of this Sublease, Subtenant shall pay to Sublandlord fixed base rent ("GROSS Rent") at the rate of: (i) Four Thousand Three Hundred and Seventeen and 36/100 Dollars ($4,317.36) per month from the Sublease Commencement Date to September 11, 2024; (ii) Four Thousand Four Hundred and Forty-Seven and 04/100 Dollars ($4,447.04) per month from September 12, 2024 to September 11, 2025; (iii) Four Thousand Five Hundred and Eighty and 65/100 Dollars ($4,580.65) per month from September 12, 2025 to September 11, 2026; and (iv) Four Thousand Seven Hundred and Eighteen and 19/100 Dollars ($4,718.19) per month from September 12, 2026 to the Sublease Expiration Date. Subtenant shall pay to Sublandlord the first monthly installment of Base Rent at the time of execution and delivery of this Sublease by Subtenant to Sublandlord and shall pay all other monthly installments of Base Rent no less than seven (7) days prior to the date same is due under the Primary Lease.
(b)
In addition to GROSS Rent, commencing on the Sublease Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay to Sublandlord: (i) One Hundred percent (100%) of any real estate taxes and assessments (Taxes) for the Demised Premises; (ii) all costs and expenses incurred by Sublandlord in connection with its subleasing of the Subleased Premises to Subtenant; and (iii) all amounts due and payable by Sublandlord under the Primary Lease due or attributable to the Subleased Premises or the actions or omissions of Subtenant (collectively, "Additional Rent"). Additional Rent shall be payable to Sublandlord in monthly installments based on estimates provided by Sublandlord.
(c)
All GROSS Rent shall be due and payable on the FIRST (1ST) day of each and every month, without demand therefor unless otherwise designated by Sublandlord and without any deduction, offset, abatement, counterclaim, or defense. The monthly installments of Base Rent and Additional Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated.
5.
Security Deposit.

Simultaneously with the execution and delivery of this Sublease, Subtenant shall deposit with Sublandlord a security deposit ("Security Deposit") in the amount of Four Thousand Eight Hundred and 00/100 Dollars ($4,800) as security for the full and faithful performance by Subtenant of Subtenant's obligations hereunder. The Security Deposit may be in the form of cash or a clean, stand-by, irrevocable letter of credit, in form and substance and issued by and drawn on a bank satisfactory to Sublandlord.

6.
Incorporation of Primary Lease by Reference.

(a)
The terms, covenants, and conditions of the Primary Lease, in the form attached hereto as Exhibit A, are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Prime Landlord shall, in respect of this Sublease, be binding on or inure to the benefit of Sublandlord and every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding on and inure to the benefit of Subtenant. Whenever the term "Lessor" or "Landlord" appears in the Primary Lease, the word "Sublandlord" shall be substituted therefore; whenever the term "Lessee" or "Tenant" appears in the Primary Lease, the word "Subtenant" shall be substituted therefore; and whenever the word "Premises" appears in the Primary Lease, the word "Subleased Premises" shall be substituted therefore.
(b)
Notwithstanding the foregoing, the time limits contained in the Primary Lease for Sublandlord, as tenant, to give notices, make demands, or perform any act, covenant, or condition or to exercise any right, remedy, or option, are modified herein by shortening the same in each instance by fifty percent (50%). If any of the express provisions of this Sublease shall conflict with any of the provisions of the Primary Lease, the provisions of the Primary Lease shall govern.
7.
Subordination to Primary Lease.

This Sublease is subject and subordinate to the Primary Lease. A copy of the Primary Lease is attached hereto as Exhibit A and made a part of this Sublease.

8.
Representations of Sublandlord.

Sublandlord represents and warrants the following is true and correct as of the date hereof:

(a)
Sublandlord is the tenant under the Primary Lease and has the capacity to enter into this Sublease with Subtenant, subject to Prime Landlord's consent.
(b)
The Primary Lease attached hereto as Exhibit A is a true, correct, and complete copy of the Primary Lease, is in full force and effect, and has not been further modified, amended, or supplemented except as expressly set out herein.
(c)
Sublandlord has not received any notice, and has no actual knowledge, of any default by Sublandlord under the Primary Lease.
9.
AS-IS Condition.

Subtenant accepts the Subleased Premises in its current, "as-is" condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations, except Sublandlord shall deliver the Subleased Premises in broom clean condition. On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall restore the Subleased Premises to the condition existing as of the Sublease Commencement Date, ordinary wear and tear excepted. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease. NOTWITHSTANDING THE FOREGOING, SUBLANDLORD

AGREES THAT SUBTENANT SHALL HAVE THE USE OF THE EXISTING FURNITURE CURRENTLY IN PLACE AT NO EXTRA CHARGE. A LIST OF THE FURNITURE INVENTORY SHALL BE ATTACTHED TO THE LEASE AND LABELED EXHIBIT C. ALL FURNITURE SHALL REMAIN THE OWNERSHIP OF SUBLANDLORD AND WILL BE RETURNED EXCEPTING NORMAL WEAR AND TEAR AT THE EXPIRATION OF THE SUBLEASE.

Subtenant assumes all risks of using the existing furniture. Sublandlord makes no warranties whatsoever about the furniture or its integrity, safety, or fitness for use. Subtenant may store the furniture if Subtenant does not wish to use it so long as Subtenant returns the furniture from storage to the Subleased Premises in reasonably the same condition before the end of this Sublease.

10.
Performance by Sublandlord.

Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation: (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations, or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning, or other utilities or services; or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Prime Landlord under the terms of the Primary Lease. Subtenant hereby agrees that Prime Landlord is solely responsible for the performance of the foregoing obligations. Notwithstanding the foregoing, on the written request of Subtenant, Sublandlord shall make a written demand on Prime Landlord to perform its obligations under the Primary Lease with respect to the Subleased Premises if Prime Landlord fails to perform same within the time frame and in the manner required under the Primary Lease; provided, however, Subtenant shall not be required to bring any action against the Prime Landlord to enforce its obligations. If Sublandlord makes written demand on Prime Landlord or brings an action against Prime Landlord to enforce Prime Landlord's obligations under the Primary Lease with respect to the Subleased Premises, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Sublandlord in connection therewith shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within thirty (30) days after notice from Sublandlord.

11.
No Privity of Estate; No Privity of Contract.

Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord.

12.
No Breach of Primary Lease.

Subtenant shall not do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant, or condition of the Primary Lease, notwithstanding such act, thing, or omission is permitted under the terms of this Sublease.

13.
Subtenant Defaults.
(a)
If Subtenant fails to cure a default under this Sublease within any applicable grace or cure period contained in the Primary Lease (as such applicable grace or cure period is modified by Section 6 herein), Sublandlord, after five (5) days' notice to Subtenant, shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant, provided, however, that in the case of: (i) a life safety or property related emergency; or (ii) a default which must be cured within a time frame set out in the Primary Lease which does not allow sufficient time for prior notice to be given to Subtenant, Sublandlord may remedy any such default without being required first to give notice to Subtenant. Any reasonable cost and expense (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Sublandlord shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within thirty (30) days after notice from Sublandlord.

(b)
If Subtenant fails to pay any installment of Base Rent or Additional Rent within five (5) days after the due date of such payment, Subtenant shall pay to Sublandlord, as Additional Rent, a "late charge" of ten cents ($0.10) for every dollar of an installment so overdue for the purposes of defraying the expense of handling such delinquent payment.
(c)
If Subtenant fails to pay any installment of Base Rent or Additional Rent within five (5) days from the due date of such payment, in addition to the payment of the late charge set out immediately above, Subtenant shall also pay to Sublandlord, as Additional Rent, interest at the Default Rate (hereinafter defined) from the due date of such payment to the date payment is made. "Default Rate" shall mean a rate per annum equal to the lesser of: (i) twelve percent (12%); and (ii) the highest rate of interest permitted by applicable laws.
14.
Sublandlord Defaults.

If Sublandlord defaults in the performance or observance of any of its covenants or obligations set forth in this Sublease, and any such default continues for a period of thirty (30) days after notice thereof from Subtenant to Sublandlord, then Subtenant may declare the occurrence of a Sublandlord default under this Sublease by giving notice of such declaration to Sublandlord. Thereafter, Subtenant may cure the same and invoice Sublandlord for costs and expenses incurred by Subtenant in curing the same. If Sublandlord in good faith disputes the occurrence of any Sublandlord default and before expiration of the cure period gives notice thereof to Subtenant setting forth, in reasonable detail, the basis therefor, then no Sublandlord default will be deemed to have occurred and Sublandlord shall have no obligation with respect thereto until final adverse determination thereof.

In the event of any such Default, and upon notice of declaration of default following the cure period, Subtenant may, immediately, or at any time thereafter, and without any further notice or demand, at its option, without notice, elect any one or more of the following remedies:

(a)
Attempt to cure any default on behalf of Sublandlord, in which case Sublandlord shall reimburse Subtenant for any sums paid or costs incurred, including legal expenses, in connection therewith.
(b)
Proceed as a secured party against the property in the Premises, and/or as provided in the Uniform Commercial Code.
(c)
Take any action as may be permitted at law or in equity.

All of by Subtenant to take any one remedy shall not preclude Subtenant from taking any other remedy.

15.
Consents.

Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Prime Landlord, if required under the terms of the Primary Lease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly provide any information or documentation that Prime Landlord may request. Subtenant shall reimburse Sublandlord, not later than thirty (30) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers, or others charged by Prime Landlord in connection with any consent or approval. Sublandlord shall have no liability of any

16.
Prime Landlord Consent to Sublease.

This Sublease is expressly conditioned on obtaining the written consent of Prime Landlord and the written consent of any mortgagee, ground lessor, or other third party required under the Primary Lease (collectively, "Prime Landlord Consent").

(a)
Any fees and expenses incurred by the Prime Landlord or any mortgagee, ground lessor, or other third party in connection with requesting and obtaining the Prime Landlord Consent shall be paid by Sublandlord and shall thereafter be reimbursed by Subtenant to Sublandlord as Additional Rent not later than thirty (30) days after written demand by Sublandlord. Subtenant agrees to cooperate with Prime Landlord and supply all information and documentation requested by Prime Landlord within five (5) days of its request therefor. Sublandlord shall not be required to perform any acts, expend any funds, or bring any legal proceedings to obtain the Prime Landlord Consent and Subtenant shall have no right to any claim against Sublandlord if the Prime Landlord Consent is not obtained.
(b)
If the Prime Landlord Consent is not obtained within thirty (30) days from the date of this Sublease, either party may terminate this Sublease on written notice to the other, whereupon Sublandlord shall promptly refund to Subtenant the first month's Base Rent and the Security Deposit paid to Sublandlord, and neither party shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.
(c)
This Section 16 shall survive the expiration or earlier termination of this Sublease.
17.
Assignment or Subletting.

Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent may not be unreasonably withheld; and (b) Prime Landlord.

18.
Indemnity.

Each party shall indemnify and hold harmless the other party from any claims, liabilities, and damages that such other party may sustain resulting from a breach by Indemnifying Party of this Sublease.

19.
Release.

Subtenant hereby releases Sublandlord or anyone claiming through or under Sublandlord by way of subrogation or otherwise. Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord releases Prime Landlord under the terms of the Primary Lease. Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Prime Landlord, and any additional parties, which Sublandlord is required to provide under the provisions of the Primary Lease.

20.
Notices.

All notices and other communications required or permitted under this Sublease shall be given in the same manner as in the Primary Lease. All notices shall also be sent to the Prime Landlord at the address set forth in the Primary Lease. Notices shall be addressed to the addresses set out below:

To Subtenant before the Commencement Date at: Robinson and Casey, PLLC

4400 N. Federal Hwy, Suite 210 Boca Raton, FL 33431

To Subtenant after the Commencement Date at: Robinson and Casey, PLLC

6400 Congress Avenue, Suite 2050 Boca Raton, FL 33487

To Sublandlord at: Bright Mountain Media, Inc.

6400 Congress Avenue, Suite 2200 Boca Raton, FL 33487

Attn: Legal Department

21.
[Intentionally omitted]
22.
Parking.

Sublandlord will provide Subtenant with four (4) covered parking spaces. Subtenant will observe all terms and conditions related to the parking spaces set out in the Primary Lease.

23.
Entire Agreement.

This Sublease contains the entire agreement between the parties regarding the subject matter contained herein and all prior negotiations and agreements are merged herein. If any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions of this Sublease shall remain unaffected.

24.
Amendments and Modifications.

This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

25.
Successors and Assigns.

The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

26.
Counterparts.

This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

27.
Defined Terms.

All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Primary Lease.

28.
Choice of Law and Venue.

This Sublease shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to conflict of law rules. The parties submit to the exclusive jurisdiction of the Circuit Court of Palm Beach County, Florida and agree that all actions or proceedings relating to this Sublease shall be litigated in such courts, and waive any objection based on improper venue or forum non conveniens to the conduct of any such action or proceeding in such court.

IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the Effective Date.

Sublandlord:

Bright Mountain Media, Inc., a Florida corporation

By: Ethan Rudin

Title: CFO

Subtenant:

Robinson and Casey PCCL, a Florida professional limited liability company

By: Richard Casey

Title: Member of Robinson and Casey PLLC

EXHIBIT A

[PRIMARY LEASE]

LEASE INFORMATIONAL SHEET

Lessee's Name:	Bright Mountain, LLC.
Lessee's Address/Phone:	6400 Congress Ave., Suite 1200, Boca Raton, FL 33487
Lessee's Status/Agent:	Florida Limited Liability Corporation
Lease Space Sq. Ft.:	2,014 +/-
Commencement Date:	September 15, 2014
Broker Name/Address:	Bray Realty Advisors, LLC, 7450 Liverpool Ct., Boynton Beach, Florida 33472

Annual Rent:

Lease Year	Space	Rent PSF	Annual Gross Rent
1	2,014	$23.50	$47,329.00
2	2,014	$24.21	$48,758.94
3	2,014	$24.94	$50,229.16

Monthly Rent (1st Year):	$3,944.08 plus sales tax
Security Deposit	$4,700.06 currently held by Landlord.
Renewal Option(s):	one (1) option for three (3) years
Renewal Rent:	The rent for the one (1) three (3) years renewal option will be based on the greater of last month's rent or the fair market value of like kind office space within Boca Raton plus three (3%) per year increases.
Parking:	Four (4) non-exclusive parking spaces per one thousand square feet of leased space and the five (5) covered parking spaces they currently control at no additional cost.
Lessee's Use of Premises:	Headquarters of a Technology Company.
Signage:	Interior signage on the directory and suite entry door
Special Provisions:	

The terms and conditions set forth above are integrated into the Lease as if set forth therein.

Lessor:	***Lessee:***
By: [signature]	***By:*** [signature] CFO
Date: August 27, 2014	***Date: August 25, 2014***

Prepared by: Michael J Posner, Esq.
4420 Beacon Circle, Suite 100, West Palm Beach, Florida 33407

CORPORATE USE OFFICE LEASE

This Corporate Use Office Lease ("Lease") is made and entered into as of the 25th day of August, 2014, by and between 0111 Realty Limited Partnership, a Nevada limited partnership authorized to transact business in Florida (''Lessor"), having an address of 6400 Congress Avenue, Suite 2200, Boca Raton, Florida 33487 and Bright Mountain, LLC. (''Lessee''), having an address of 6400 Congress Ave., Suite I 200, Boca Raton, FL 33487.

For and in consideration of the mutual covenants herein contained, Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, those certain premises located at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 ("Premises") which are situated within the building located at 6400 Congress Avenue, Boca Raton, Florida 33487 ("Building"), and which are more particularly described as follows:

See Exhibit A attached hereto and made a part hereof

For all purposes hereunder the Premises shall be deemed to consist the square feet set forth on the Informational Sheet, regardless of the actual measurable square footage of the Premises. It is understood that such measurement is made pursuant to Building Owners and Managers Association (BOMA) Guidelines for a Standard Method for Measuring Floor Area in Office Buildings, and is based on rentable not useable area, and includes a load factor for use by Lessee of the common areas of the Building.

I. TERM. A. The term of this Lease shall be three (3) years, commencing on the 15th day of September, 2014 and ending on the 14th day of September, 2017 ("Lease Term"). Lessee's obligation for the payment of rent shall commence on September 15, 2014 ("Commencement Date").

8. Delivery Date by Premises. Lessee may access space to commence Lessee's build-out upon execution hereof and payment of first month rent to Lessor. Lessee herein covenants and agrees to cause the construction of Lessee's Work to be undertaken promptly, to be performed and completed diligently and continuously, and to cause the Premises and surrounding area to be completed on the Commencement Date. Lessee, prior to commencement of any work, shall provide Lessor with proof of adequate insurance naming the Lessor as an additional insured. All subcontractors shall be required to have adequate insurance and proof of same provided to Lessor prior to any work.

C. So long as Lessee is not in default hereunder, Lessee shall have the option to renew this Lease for one (I) additional three (3) year term at the rate set forth in the Informational Sheet, by providing Lessor written notice of the exercise thereof at least one hundred eighty (180) days prior to the end of the Lease Term (the "Renewal Term"). Failure to timely renew the Lease shall terminate all renewal options granted hereunder. The terms Lease Term and Renewal Term are sometime referred to herein as the "Term."

2.
RENT. A. Base Rent: Lessee agrees to pay Lessor, without demand, set off or deduction, rent for the term of the Lease in the amount set forth on the Informational Sheet plus applicable sales tax, payable in equal monthly installments ("Monthly Rent'') in the amount set forth on the Informational Sheet plus applicable sales tax on the first day of each month over the first year of the term of the Lease ("Base Rent"). Base Rent or any other monthly charges due Lessor hereunder shall be deemed past due as of the fifth (5th) day of the month, and any other charges shall be deemed past due on the fifth (5th) day following receipt of invoice for same. If any past due Base Rent or Additional Rent, hereinafter defined, is reduced to judgment, the Lessee agrees that the judgment shall continue to bear interest at the maximum rate permitted at law.

If the Rent Commencement Date shall be a day other than the first ( Ist) day of a calendar month, then the Rent (as adjusted) for the period from the first Rent Commencement Date through the end of the month in which said first Rent Commencement Date occurs shall be prorated and shall be due and payable prior to occupancy hereunder.

8. Rent Terms: All sums payable under this Paragraph shall be Additional Rent. All sums payable by Lessee to Lessor under this Lease as Annual Rent or Additional Rent or otherwise shall be subject to all applicable sales and other governmental charges now or hereinafter enacted. Any delay or failure of Lessor under this Paragraph or otherwise in rendering any Monthly Rent adjustment notice, statement, Lessor's Expense Computation (estimated or actual), or bill shall not prejudice Lessor's right to thereafter render the same or others, nor constitute a waiver of or impair Lessee's continuing obligation to make the payments required by this Lease. Any obligation of Lessee under this Lease to pay Additional Rent or of Lessor to make any refund to Lessee shall survive the expiration of the Term and shall be discharged by payment in cash when and as the amount of same is determined. Base Rent, Monthly Rent, Annual Rent and Additional Rent are also collectively referred to hereunder as "Rent."

C.
Covenant to Pay Rent: Lessee shall pay to Lessor the Rent, as it may be adjusted, any Additional Rent, and any other sums due hereunder as herein provided at Lessor's above-stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction, or setoff.

D.
Place of Payment: All payments of Rent shall be made and paid by Lessee to Lessor at 6400 Congress Ave., Suite 2200, Boca Raton, Florida 33487, or at such other place as Lessor may, from time to time, designate in writing to Lessee. All Rent shall be payable in current legal tender of the United States, as the same is then by law constituted. Any extension, indulgence, or waiver granted or permitted by Lessor in the time, manner or mode of payment of Rent, upon any one (l) occasion, shall not be construed as a continuing extension, indulgence or waiver, and shall not preclude Lessor from demanding strict compliance herewith.

E.
Financial Statements: INTENTIONALLY DELETE

3.
SECURITY DEPOSIT. Lessee has already deposited with Lessor an amount equal the sum set forth on the Informational Sheet ("Security Deposit"). This sum shall be retained by Lessor as security for the payment by Lessee of the Base Rent and other sums payable by Lessee under this Lease and for the faithful performance by Lessee of all the other terms, covenants and conditions of this Lease. Lessor, at Lessor's option and upon prior written notice to Lessee, may, at any time, apply the Security Deposit or any part thereof toward the payment of the Base Rent and/or Additional Rent and/or toward the performance of Lessee's obligations under this Lease. The Security Deposit shall not constitute liquidated damages. Lessor shall return the unused portion of the Security Deposit, if any, to Lessee within thirty (30) days after the expiration of the Term if Lessee is not in breach of this Lease. If the Security Deposit is insufficient to cover Lessor's actual damages, Lessee shall pay on demand to Lessor an amount sufficient to fully compensate Lessor for Lessees breach. Lessor may (but is not obligated to) exhaust any or all rights and remedies against Lessee before resorting to the Security Deposit. Lessor shall not be required to pay Lessee any interest on the Security Deposit nor hold same in a separate account. If Lessor sells the Building, Lessor shall deliver the Security Deposit, if applicable or the unapplied portion thereof to the new owner. Lessee agrees that if Lessor turns over the Security Deposit or the unapplied portion thereof to the new owner, Lessee shall look to the new owner only and not to Lessor for its return upon expiration of the Term. If Lessee assigns this Lease, the Security Deposit shall remain with Lessor for the benefit of the new tenant and shall be returned to such tenant upon the same conditions as would have entitled Lessee to its return. No mortgagee of the Building will be liable for the return of any portion of the Security Deposit, except to the extent actually received by such mortgagee.

4.
LATE CHARGES. If Lessee shall pay Monthly Rent or any Additional Rent after the fifth (5th) day of the calendar month for which said payment is due, Lessee shall, in addition, pay a late charge equal to five percent (5%) of the amount not timely paid in order to defray Lessor's additional processing costs. If Lessee shall pay Monthly Rent or any Additional Rent with a check or bank draft which is returned unpaid or uncollected, Lessee shall pay to Lessor, in addition to the total amount due and to any late charge, a Twenty-Five Dollar ($25.00) processing fee for each such check or bank draft. In addition, Lessee shall reimburse Lessor upon demand for all reasonable costs incurred by Lessor in the enforcement of any of the provisions of this Lease and/or the collection of any sums due to Lessor under this Lease including, without limitation, collection agency fees and attorneys' fees through all appellate actions and proceedings, if any. Without affecting or limiting the default provisions hereof, Lessee shall pay Lessor interest at the highest non-usurious rate permitted by applicable law, from the due date until paid, on any rent due under this Lease that remains unpaid five (5) days after its due date and if any past due rent is reduced to judgment, the Lessee agrees that the judgment shall continue to bear interest at the maximum rate permitted at law.

5.
HOLDING OVER. If Lessee retains possession of the Premises, or any part thereof, beyond the end of the Term, Lessee shall pay to Lessor an amount equal to one hundred fifty (150%) percent the Monthly Rent plus one hundred fifty ( 150%) percent any Additional Rent for the time Lessee thus remains in possession. In addition thereto, Lessee shall pay Lessor for all damages, consequential as well as direct, sustained by reason of Lessee's retention of possession. The provisions of this Paragraph shall not limit or in any way impair or waive Lessor's right to possession, right of re-entry or any other right or remedy given hereunder or pursuant to State or federal law.

6.
LIENS. A. Lessee hereby pledges and conveys to Lessor a security interest ("Lessor's Lien") in all of Lessee's furniture, furnishings, goods, chattels and fixtures of every nature, kind and description whatsoever situated upon the Premises as collateral security for the full and prompt payment of Monthly Rent and any Additional Rent as and when due and the full and faithful performance of Lessee's covenants herein contained. Lessee also agrees that this Lessor's Lien may be enforced by distress sale, foreclosure, or by any other method, and that any and all costs incurred by Lessor by enforcement of this Lessor's Lien shall be payable to Lessor by Lessee. Such lien may be further evidenced by a UCC-1 Financing Statement, which UCC-1 Financing Statement may be filed by Lessor without further consent or action by Lessee.

B. Lessee shall, within ten ( I 0) days after notice from Lessor, discharge or bond off and indemnify Lessor, to Lessor's sole satisfaction, against any construction liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf. Lessee shall notify Lessor in writing within twenty-four

(24) hours after it has learned that such a lien has been filed or may be filed.

C. Notwithstanding anything contained herein to the contrary, the interest of Lessor in the Building, the Land upon which it is situate, the Common Areas or any portion of any of the foregoing including, but not limited to, the Premises or any portion thereof (all of the foregoing being hereinafter sometimes referred to as the "Subject Real Property"), shall not be subject to liens for improvements made by or for Lessee or Lessee's permitted successors, assigns and/or sublessees, whether or not the same shall be made or done in accordance with any agreement between Lessor and Lessee or Lessee's permitted successors, assigns and/or sublessees or for any other reason, and it is specifically understood and agreed that in no event shall Lessor or the interest of Lessor in the Subject Real Property or any portion thereof including, but not limited to, the Premises or any portion thereof, be liable for or subject to any construction, materialmen's or laborer's lien or liens for improvements or work made by or for Lessee or Lessee's permitted successors, assigns and/or sublessees; and this Lease specifically prohibits the subjecting of Lessor's interest in the Subject Real Property or any portion thereof including, but not limited to, the Premises or any portion thereof, to any construction, material men's or laborer's lien or liens for improvements made by Lessee or Lessee's permitted successors, assigns and/or sublessees or for which Lessee or Lessee's permitted successors, assigns and/or sublessees is responsible for payment under the terms of this Lease. All persons dealing with Lessee or Lessee's permitted successors, assigns and/or sublessees are hereby placed upon notice of this provision. All memoranda and short forms of this Lease may be recorded among any Public Records shall contain the provisions set forth above in this paragraph; provided, however, nothing contained in this sentence shall permit or authorize the recording of any memorandum or short form of this Lease by Lessee.

7.
MAINTENANCE AND REPAIR. Lessee shall at all times, and at Lessee's expense, maintain the Premises in a clean, orderly, tenantable and sanitary condition, including the maintenance of a pest, termite and organism extermination service for the Premises. Lessee shall return the Premises at the end of the Term in good order and repair, and shall be obligated to keep repaired and maintained during the Term (i) any glass windows, doors and door hardware, (ii) interior walls, floor coverings, columns and partitions, (iii) fixtures, (iv) heating, ventilating and air conditioning appliances that are in the exclusive control and use of Lessee, and (v) solely serving the Premises any and all other appurtenances of the Premises including all tiles and grids. At the end of the Term, Lessee shall pay Lessor for damages to any of the foregoing, whether or not such damages were caused by the act or neglect of Lessee or any person invited or employed by, or under the control of, Lessee. Lessor shall be obligated to keep the Building, the Building grounds, the Building exterior, the Building interior janitorial cleaning, HY AC systems, utilities, the Common Areas, the Building's roof, walls and foundation structurally sound, in working order and in a condition that is no less than exists on the date of this Lease, ordinary wear and tear excepted, except that Lessor shall not be responsible to make any such repairs made necessary by any act or neglect of Lessee or any person invited or employed by, or under the control of Lessee.

8.
ACCESS TO PREMISES. Lessee shall permit Lessor, and Lessor's agents and independent contractors, during customary business hours or at any time which Lessor reasonably deems an emergency situation, to enter the Premises for (i) the purpose of making inspections and repairs, (ii) removing fixtures, alterations, additions, signs or placards not in conformity with those rules and regulations prescribed by Lessor from time to time, or (iii) exhibiting the Premises for lease, appraisal, sale or mortgage, which right of Lessor shall include, within one hundred eighty (180) days prior to the end of the Term, the posting of any sign to such effect. If Lessor makes repairs or causes repairs to be made to the Premises, Lessee shall immediately pay to Lessor the costs of same after notice from Lessor plus interest at the maximum rate permitted at law.

9.
ALTERATIONS AND IMPROVEMENTS TO PREMISES. A. Building Additions &

Alterations: Lessor shall have the absolute right to make changes in and about the Building, including, without limitation, employing electrical submetering or direct metering for the Premises, and build additions to or otherwise alter the Building, without liability to Lessee, provided such alterations do not materially adversely affect Lessee's use, enjoyment and occupation of the Premises. Lessee shall not make any alterations or additions to the Premises, or install any high voltage or amperage electrical equipment or plumbing apparatus in the Premises, without the written consent of Lessor, and all additions, fixtures or improvements which may be made by Lessee shall become the property of Lessor, remain upon the Premises and be surrendered with the Premises at the end of the Term. If Lessee shall require special electrical, plumbing, maintenance or other special services or equipment during the Term and Lessor consents thereto, Lessee agrees to pay for all installation costs and all expenses incurred in connection with Lessee's use of such special services and equipment.

B. Space Build-Out: Lessor will deliver the space "As-Is," "Broom Clean," built-out per the space plan attached as Exhibit "C", and Lessor shall patch and paint walls with one coat of paint and install new building standard carpet, Lessee to choose color (from building approved palette).

C. Signs: Lessee shall not erect nor modify any signs on the Building or within the Common or Limited Common Areas without Lessor's prior written consent, which may be withheld for any reason. Lessor shall include, Lessee's name in the building directory, as currently displayed, at a location to be determined by Lessor.

I 0. ASSIGNMENT AND SUBLETTING. A. Lessee shall not transfer or assign this Lease or any right under it nor sublet the Premises or any part of the Premises, nor convey, mortgage, pledge, encumber or otherwise grant any interest, privilege or license whatsoever in connection with this Lease or the Premises, except with the prior written consent of Lessor, which consent may not be unreasonably withheld. Consent by Lessor to one (I) or more assignments, sublettings or encumbrances shall not operate as a consent to any subsequent assignment, subletting or encumbrance, each of which shall require Lessor's separate consent. Any and all costs incurred in connection with the permitted assignment or subletting of this Lease, including attorney review fees or the permitted grant of any encumbrance or other interest in connection with this Lease or the Premises shall be paid by the Lessee, which sums shall be added to and become a part of the Additional Rent.

B.
In the event of a permitted assignment of this Lease, or subletting of the Premises, Lessee shall remain fully liable and shall not be released from Lessee's obligations hereunder should any assignee or sublessee fail to fully and faithfully perform each and every of Lessee's covenants herein contained, including without limitation, the payment of Monthly Rent and any Additional Rent as and when due.

C.
For purposes of this section, the sale or transfer of more than Twenty-Five percent (25%) of the ownership interest in and to the Lessee shall constitute an assignment of the Lease requiring the consent of Lessor.

D.
Notwithstanding anything contained herein to the contrary, should Lessee desire to assign the Lease or sublease the Premises, Lessor shall have the right, but not the obligation, to cancel or terminate the Lease and deal with Lessee's prospective assignee or sublessee directly and without any obligation to Lessee. In this event, Lessee's future obligations to Lessor under this Lease shall terminate in accordance with Lessor's written exercise of such right.

11. CONDITION OF PREMISES. Lessee shall accept the Premises "AS-IS", in the condition the Premises are in at the commencement of the Term. Lessee acknowledges that Lessee has inspected and knows the condition of the Premises and acknowledges to Lessor that the Premises are in good order and repair as of the date the Term commences. Lessee shall provide Lessor at the commencement of the Lease Term written acknowledgement of Lessee's inspection of the Premises and acceptance of same in "AS-IS" condition.

12.
LAWS, RULES AND REGULATIONS. Lessee shall, during the term of this Lease, at Lessee's sole cost and expense abide by and comply with all rules and regulations now or hereinafter prescribed by Lessor for the Building and the Premises, and shall abide by and comply with all laws, ordinances and regulations enacted by those governmental entities, whether federal, state or municipal, having jurisdiction over the Building or the Premises whether or not the same shall interfere with the use or occupancy of the Premises, arising from (a) Lessee's use of the Premises; (b) the manner or conduct of Lessee's business or operation of its installation, equipment or other property therein; (c) any cause or condition created by or at the instance of Lessee; or (d) breach of any of Lessee's obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and Lessee shall pay all of the costs, expenses, fines, penalties and damages which may be imposed upon Lessor by reason or arising out of Lessee's failure to fully and promptly comply with and observe the provisions of this Section. Lessee shall give prompt notice to Lessor of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Lessee shall neither permit nor commit any immoral or unlawful practice or act in or upon the Building or the Premises. Lessee shall not permit any noxious, foul or disturbing odors to emanate from the Premises nor use loudspeakers, phonographs or radio broadcasts in a manner so as to be heard outside of the Premises. The current Rules and Regulations are attached hereto as Exhibit B.
13.
USE. A. Permitted Use: Lessee will use and occupy the Premises solely for the use set forth on the Information Sheet and related use and for no other use or purpose without the Lessor's prior written consent. Lessee shall not suffer or permit the Premises or any part thereof to be used in any other manner, or suffer or permit anything to be done or brought into or kept in the Premises, which would in any way: (a) violate any law or requirement of public authorities; (b) cause injury to the Building or any part thereof; (c) interfere with the normal operations of air conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein; (d) constitute a public or private nuisance; (e) use or permit the use of the Premises for public assembly, or for any illegal or immoral purpose; or (f) alter the appearance of the exterior of the Building or any portion of the interior other than the Premises pursuant to the provisions of this Lease.

B.
Indemnification: Lessee shall indemnify and hold Lessor harmless from all claims, damages and losses resulting from any acts or omissions or as a result of neglect or fault of Lessee, its agents, servants, employees, licensees, customers or invitees including, but not limited to, attorneys' fees through all trial, bankruptcy and appellate levels and post-judgment proceeding and whether or not suit or any other proceeding is instituted. Lessee specifically acknowledges that after hours and/or weekend access is at Lessee and Lessee's employees own risk. Lessee also specifically acknowledges that Lessor will not offer any security services at the Building for Lessee and its guests and employees, and Lessee shall be obligated to implement its own security plan for its own protection and Lessee shall indemnify, save and hold Lessor harmless against any claim filed by Lessee's guests and employees with regard to any claim of loss or injury due to an alleged lack of security.

C.
Floor Loads, Noise and Vibration: Lessee shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Lessee which cause noise, electrical interference or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Lessor or other tenants in the Building, shall, at Lessee's expense, be placed and maintained by Lessee in settings of cork, rubber, or spring-type vibration eliminators sufficient to eliminate such noise, electrical interference or vibration.

D.
ADA Compliance: In the event that any alterations or improvements to the Premises requested by Lessee (and/or any change in use of the Premises by Lessee) necessitates that the Premises or Building be altered in order to comply with the requirements of the Americans with Disabilities Act or other similar legal requirements, Lessee shall be responsible for the costs of all such alterations.

E.
Disclaimer of Warranty: Lessee expressly disclaims any implied warranty that the Premises are suitable for Lessee's intend commercial purpose, and Lessee's obligation to pay rent hereunder is not dependent upon the condition of the Premises or the performance by Lessor of its obligations hereunder, and Lessee shall continue to pay Rent, without abatement, setoff, or deduction, notwithstanding any breach by Lessor of its duties or obligations hereunder, whether express or implied.

14.
INDEMNITY AND INSURANCE. A. Lessee agrees to indemnify, defend and save and hold Lessor, and Lessor's agents, managing agent, independent contractors, successors and assigns, harmless against any and all liabilities, losses, costs and expenses (including, without limitation, any and all attorneys' fees and court costs through trial and on appeal) arising from or in any way connected with any acts, omissions, neglect or fault of Lessee, or any of Lessee's agents, invitees, licensees, representatives, successors or assigns, including but not limited to, any Default (hereinafter defined), or any death, personal injury or property damage occurring in, on or about the Premises or the Building.

B.
Lessee shall during the Term, at Lessee's cost and expense, keep in full force and effect a policy of public liability insurance, including workmen's compensation coverage, and property damage insurance, with respect to all matters which arise in connection with Lessee's operation of the Premises. The limits of public liability coverage shall not be less than $1,000,000.00 per person and $1,000,000.00 per occurrence, and the property damage liability shall not be less than $1,000,000.00. The insurance policy or policies shall name Lessor, Lessor's managing agent and Lessee as insureds, and shall contain a clause that the insurer will not cancel or change insurance coverage without first giving Lessor twenty (20) days' prior written notice of same. Lessee shall also carry business interruption insurance in an amount sufficient to cover nine (9) months of expenses for costs, damages, lost income, expenses, Rent, additional rent and all other sums payable under this Lease, should any or all of the Premises not be habitable for any extended period. All required insurance shall be underwritten by a company or companies approved by Lessor with general policyholder's rating of "A" as rated in the most current available "Best's Insurance Reports" and qualified to do business in Florida, and a copy of the policy or policies and of the certificate(s) of such insurance and all endorsements thereto or replacements thereof, shall be delivered to Lessor immediately upon their issue.

C.
Lessee shall comply, at Lessee's cost and expense, with any and all requirements of the Southern Underwriters' Board and of any federal, State, and municipal government applicable to the Premises for the correction, prevention and abatement of nuisances, unsafe or hazardous conditions, or other grievances arising from Lessee's occupancy of the Premises. Lessee shall also comply in a timely manner with all occupational, professional and licensing requirements applicable to Lessee's use of the Premises. Lessee shall promptly comply with any and all fire, emergency and evacuation procedures ordered by safety and regulatory officials having jurisdiction over the Building or the Premises.

D.
Lessee shall comply with any and all requests made by Lessor's fire or liability insurers with respect to the Building or the Premises, or both, at Lessee's cost and expense. Lessee agrees to pay any increase(s) in Lessor's fire and/or liability insurance premiums over and above the rate in effect immediately prior to the date the Term commences caused by Lessee's use or occupancy of the Premises.

E.
Lessee shall not do or suffer anything to be done on or about the Premises that will or may increase the rate of insurance on the Building or the Common Areas. If, by reason of the failure of Lessee to comply with the terms of this Lease, or by reason of Lessee's occupancy (even though permitted or contemplated by this Lease), the insurance rate shall at any time be higher, or notice is given that it shall be higher, than it would otherwise be for comparable commercial office space in the area of the Building, Lessor, in its sole discretion, may require Lessee to reimburse Lessor the part of all insurance premiums charged because of such violation or occupancy by Lessee, or Lessor may require Lessee to cease any such use which causes such higher premium. Any such reimbursement shall be Additional Rent hereunder.
F.
In any event of loss or damage to the Building, the Premises, the Common Areas and or any contents, each party hereto shall look first to any insurance in its favor before making any claim against the other party. To the extent possible without additional cost, each party shall obtain for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of such insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party.

I 5. DIRECT CHARGES. Lessee shall pay any and all such direct charges for telephone and other utilities used on the Premises directly to the providers of same promptly as and when due, including but not limited to, any and all required fees and deposits for service. Failure to timely pay same shall constitute a default hereunder.

16.
DAMAGE TO PREMISES. If the Premises shall be destroyed or damaged by fire, windstorm, civil disturbance or other casualty during the Term so that the same shall be rendered untenantable, Lessor shall have the right to render the Premises tenantable by repairs made within one hundred eighty (180) days from the date of payment to Lessor of applicable insurance proceeds. Base Rent shall abate during such total casualty, but Additional Rent shall remain due and payable. If the Premises are not rendered tenantable within such time, it shall be the option of either Lessor or Lessee to terminate this Lease. If either Lessor or Lessee shall exercise its option to terminate this Lease pursuant lo this Paragraph, Lessee's obligation to pay both Monthly Rent and any Additional Rent shall cease al the time of said termination. If only a part of the Premises shall be destroyed, Monthly Rent only shall be apportioned for the remaining tenantable area as determined by Lessor, in Lessor's sole discretion. Notwithstanding the foregoing, if the damage results from the fault of Lessee, or Lessee's agents, employees, visitors, licensees or invitees, Lessee shall not be entitled to any abatement or reduction of rent.

Although nothing contained in this Lease shall ever be construed as obligating Lessor to pay the premiums for any such insurance which Lessee is obligated to carry under this Lease, if, at any time during the continuance of this Lease, Lessee fails to deliver such policies and the evidence of payment of the premiums for such policies, Lessor may, at Lessor's option, procure the said insurance and Lessee will owe Lessor reimbursement therefor immediately as Additional Rent, but such facts will never be construed as constituting a waiver by Lessor of the default hereunder committed by Lessee.

17.
PERSONAL PROPERTY. All of Lessee's personal property placed upon, or moved into the Premises shall be at the sole risk of Lessee, and Lessor shall not be liable (i) for any damage to any such personal property, or to Lessee or any third party, arising from the bursting or leaking of water pipes or from any other act whether by Lessor or by a third person, or (ii) for the negligence of any other person whomsoever, including without limitation, Lessor and Lessor's agents, independent contractors, representatives, successors and assigns.

18.
CONDEMNATION. If all or any portion of the Premises shall be taken, except temporarily, by any condemnation or eminent domain proceedings, this Lease shall terminate on the effective date of the final judicial order of taking. Lessor shall be entitled to all awards for such taking, except that Lessee shall be entitled to make a separate claim at the expense of Lessee against the condemning authority for moving expenses and for damages to permitted fixtures installed in the Premises; provided, however, that any award made to Lessee shall be in addition to, and shall not reduce, any award which Lessor may claim in connection with such taking, and further provided that in no event shall Lessee have any claim for the value of any remaining portion of the Term. If only a part of the Premises shall be condemned, Monthly Rent only shall be apportioned for the remaining tenantable area as determined by Lessor, in Lessor's sole discretion.

19.
QUIET ENJOYMENT. Upon payment by Lessee of the Monthly Rent and any Additional Rent as and when due, and upon the faithful observance and performance of alt of Lessee's covenants herein contained, Lessee shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Lessor, or by any other person or persons lawfully or equitably claiming by, through or under Lessor, subject, nevertheless, to all of the provisions and conditions of this Lease.

20.
CONVEYANCES AND ENCUMBRANCES. Lessor shall have the unrestricted right to convey, transfer, mortgage or otherwise encumber the Premises. This Lease is and at all times shall be automatically by its terms subject and subordinate to all present and future mortgages to which Lessor is a party and which in any way affect the Premises or any interest therein, and to all recastings, renewals, modifications, consolidations, replacements or extensions of any such mortgage(s). Lessee agrees, within seven (7) days of any such request, to execute any and all documents or instruments requested by Lessor or by any mortgagee(s) to evidence the said subordinate condition of this Lease, as the same may have been amended, to any such financing, and to certify, when requested by Lessor or by any mortgagee(s), that this Lease is in full force and effect. This statement, commonly referred to as an "estoppel certificate", shall be for the benefit of Lessor, and any purchaser or mortgagee of Lessor.
21.
OWNERSHIP BY MORTGAGEE; LESSEE'S ATTORNMENT. A. If any mortgagee comes into possession or ownership of the Premises or of the Building, or acquires Lessor's interest by foreclosure of a mortgage or otherwise, Lessee will attorn to such mortgagee. Lessee will not be entitled to a credit for Monthly Rent or any Additional Rent paid in advance in such event.

B. If any mortgagee(s) shall request reasonable modifications to this Lease as a condition to disbursing any monies to be secured by a mortgage encumbering the Premises, Lessee agrees that, within seven

(7) days after such a request from Lessor, Lessee shall execute and deliver to Lessor an agreement, in form and substance satisfactory to Lessor and to said mortgagee(s), evidencing such modifications; provided, however, that such modifications do not increase Lessee's monetary obligations under this Lease or materially adversely affect Lessee's leasehold interest created by this Lease.

22.
NOTICES. Whenever this Lease requires that notice or demand shall be given or served on either party to this Lease, such notice or demand shall be in writing and shall be delivered personally or forwarded by certified or registered mail, return receipt required, addressed as set forth at the beginning of this Lease.

23.
ENTIRE AGREEMENT. This Lease contains the complete, exclusive and entire agreement between Lessor and Lessee regarding occupation of the Building and lease of the Premises, and supersedes any and all prior oral and written agreements between Lessor and Lessee regarding such matters. This Lease may be modified only by an agreement in writing signed by both Lessor and Lessee, and no offer of surrender of the Premises by Lessee shall be binding unless accepted by Lessor in a writing signed by Lessor.
24.
BENEFITS; BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the heirs, legal representatives and successors of Lessor and Lessee, and the assigns of Lessor and permitted assigns of Lessee, and shall be construed and enforced in accordance with the laws of the State of Florida. Venue for any litigation which may arise in connection with this Lease, the Building or the Premises shall be in the county wherein the Premises are located.

25.
SEVERABILITY. If any covenant or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such covenant or provision to persons or circumstances (other than those as to which it is held invalid or unen forceable) shall not be affected thereby, and each and every other such covenant and provision of this Lease or portion thereof shall be valid and be enforced to the fullest extent permitted by law.

26.
TOXINS. Given the humid conditions and warm climate in Palm Beach County, Florida, molds, mildew, toxins and/or fungi may exist or develop within the Premises (hereinafter referred to as the "Toxins"). Lessee is hereby notified that certain Toxins may be, or if allowed to remain without treatment for any period of time, become toxic and pose a health risk. By leasing the Premises, Lessee shall be deemed to have understood and assumed the risks associated posed by Toxins and to release, to the fullest extent permitted by law, the Lessor from any and liability resulting from same, including, but not limited to, any liability for incidental or consequential damages (which may result from the inability to possess all or any part of the Premises, inconvenience, moving costs, off-site leasing costs, storage costs, loss of time, lost wages, lost opportunities and/or personal injury or death). Without limiting the generality of the foregoing, leaks, leaving windows or exterior doors open for extended periods of time or during wet weather, wet flooring not timely dried, and moisture will contribute to the growth of Toxins. Lessee agrees that Lessor is not liable, and the Lessor disclaims any liability, loss or damage resulting from any illness, personal injury, death or allergic reactions which may be experienced by Lessee, its employees, and/or its or their guests and invitees as a result of Toxins.

27.
REMEDIES CUMULATIVE. Lessor's remedies under this Lease are cumulative, and the election of any right or remedy by Lessor shall not be deemed a waiver of any other right or remedy of Lessor under this Lease or otherwise.

28.
ATTORNEYS' FEES. If, by reason of Lessee's Default, Lessor employs an attorney to enforce Lessor's remedies or otherwise protect Lessor's rights under this Lease, Lessee shall pay to Lessor any and all attorneys' fees and court costs, through trial and on appeal, and all other costs and expenses incurred by Lessor as a result of Lessee's Default. If any lawsuit is brought in connection with this Lease or the Premises, Lessee shall pay all attorneys' fees and court costs, through trial and on appeal, and in any bankruptcy court action, incurred by Lessor in defense, counterclaim or crossclaim of any such action or proceeding.

29.
NOW AIYER. The failure of Lessor to insist on the performance or observance by Lessee of any one or more conditions or covenants of this Lease shall not be construed as a waiver or relinquishment of the future performance of any such covenant or condition, and Lessee's obligation with respect to such future performance shall continue in full force and effect.

30.
LESSOR'S PROPERTY. Lessee shall look solely to Lessor's ownership interest in the Building for the satisfaction of any judgment or decree requiring the payment of money by Lessor, or by Lessor's agents, representatives, successors or assigns, to Lessee, or to any person claiming by or through Lessee, in connection with this Lease, and no other property or asset of Lessor real or personal, tangible or intangible, shall be subject to levy, execution or other enforcement procedure for the satisfaction of any such judgment or decree.
31.
RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

32.
GENDER. The terms Lessor and Lessee as herein contained shall include the singular and/or the plural, the masculine, the feminine, and/or the neuter, the heirs, successors, executors, administrators, personal representatives and/or assigns, wherever and whenever the context so requires or admits.

33.
CAPTIONS. The captions of the various paragraphs of this Lease have been inserted for the purposes of convenience only. Such captions are not a part of this Lease and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions contained in this Lease.

34.
DEFAULT/REMEDIES. A. Lessee shall be in default hereunder if (i) Lessee fails to pay in full when due the Base Rent, as adjusted from time to time as herein provided, any Additional Rent hereunder, or any other sums payable under this Lease; (ii) Lessee fails to observe and perform any of the terms, covenants and/or conditions of this Lease not contemplated by clauses (i) or (iii) of this sentence and such default shall continue for more than ten ( l 0) days after written notice from Lessor to Lessee; or (iii) the Premises shall be abandoned, deserted or vacated at any time during the Term of this Lease. The Premises and trade fixtures, equipment and furniture situated thereon shall be conclusively deemed abandoned by Lessee upon fifteen (15) consecutive days absence from the Premises by Lessee or its agents (unless such absence results from fire or other casualty) together with the failure to pay all rent due hereunder. In such event Lessor may enter the Premises and may remove all remaining trade fixtures and equipment at Lessee's expense. All such property shall, at Lessor's option, become the property of Lessor, or said property may be placed in storage at Lessee's cost and expense, or sold or otherwise disposed of, in which event the proceeds of such sale or other disposition shall belong to Lessor.

Default shall also occur if at any time during the Term there shall be filed by or against Lessee or its permitted successors, or assigns, then in possession of the Premises, in any court pursuant to any statute either of the United States or of any state or foreign jurisdiction, a petition ( l) in bankruptcy, (2) alleging insolvency, (3) for reorganization, (4) for the appointment of a receiver, or (5) for an arrangement under the Bankruptcy Acts or Codes, or if a similar type of proceeding shall be filed and said proceeding is not set aside, vacated, discharged or bonded within thirty (30) days after the institution of same, then Lessor may terminate Lessee's rights under this Lease by notice in writing to Lessee, and thereupon Lessee shall immediately quit and surrender the Premises to Lessor, but Lessee shall continue to be liable for the payment of Rent and all other sums due hereunder.

B.
Remedies: In the event of any default by Lessee, Lessor may (I) cure Lessee's default at Lessee's cost and expense, and/or (2) reenter the Premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, without being liable for any prosecution therefor or damages therefrom, and repossess and enjoy the Premises, with all additions, alterations and improvements, and Lessor may, at its option, repair, alter, remodel and/or change the character of the Premises as it may deem fit, and/or (3) at any time relet the Premises or any part or parts thereof, as the agent of Lessee or in Lessor's own right, and/or (4) terminate this Lease upon not less than three (3) days written notice to Lessee, but in which event Lessee shall remain liable for all Rent.

C.
In any case where Lessor has retaken possession of the Premises by reason of Lessee's default or seeks such a retaking, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating and other adjoining Premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees, including attorneys' fees in bankruptcy, appellate and post-judgment proceedings. Thereafter, such rent shall be applied to the payment of damages in an amount equal to the rent hereunder, as adjusted and Additional Rent, and to the cost and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Base Rent as adjusted and Additional Rent due hereunder, and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Lessee on dates as provided for in Article 2 above. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not relieve Lessee of its liability hereunder. Lessee hereby waives all right of redemption to which Lessee or any person claiming under Lessee might be entitled by any law now or hereafter in force. Lessor's remedies hereunder are in addition to any remedy allowed by law or in equity.

D.
The exercise by Lessor of any right granted in this Article shall not relieve Lessee from the obligation to make all rental payments, and to fulfill all other covenants required by this Lease, at the time and in the manner provided herein. In the event of a default, if Lessor so desires, all current and future rent and other monetary obligations due hereunder shall become immediately due and payable. This includes any additions to Rent herein provided for the period from the date of an event of default until the end of the Term of this Lease, a sum equal to the Monthly Rent and Additional Rent required to be paid hereunder by Lessee, multiplied by the number of calendar months or portions thereof remaining in the Term of this Lease. Lessor shall not be required to relet the Premises nor exercise any other right granted to Lessor hereunder. If Lessor attempts to relet the Premises, the Lessor shall be the sole judge as to whether or not a proposed Lessee is suitable and acceptable.

In the event of a breach by Lessee of any covenants or provisions hereof, Lessor shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed at law or in equity to enforce Lessor's rights or any of them, as if re-entry and other remedies were not herein provided for. Lessee agrees that no demand for Rent and no re-entry for condition broken and no notice to quit possession or other notices prescribed by statute shall be necessary to enable Lessor to recover such possession, but that all right to any such demand and any such re-entry and any notice to quit possession or other statutory notices or prerequisites are hereby waived by Lessee.

The maintenance of any action or proceeding to recover possession of the Premises, or any installment or installments of Rent or any other monies that may be due, or become due from Lessee to Lessor, shall not preclude Lessor from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Premises or of any other monies that may be due or become due from Lessee. Any entry or re-entry by Lessor shall not be deemed to absolve or discharge Lessee from liability hereunder.

E.
If Lessee shall at any time be in default hereunder, and if Lessor shall deem it necessary to engage attorneys to enforce Lessor's right hereunder, the determination of such necessity to be in the sole discretion of Lessor, then Lessee will reimburse Lessor for the reasonable expense incurred thereby, including, but not limited to, court costs and reasonable attorneys' foes including attorneys' fees in appellate and post judgment proceedings and regardless of whether or not any action may be instituted. In addition to, and not in lieu of, the provisions contained in the immediately preceding sentence, in the event of any litigation between the parties hereto, the subject matter of which is this Lease or any matter contained herein, the prevailing party shall be entitled to recover from the non-prevailing party all court costs and reasonable attorneys' fees including, but not limited to, attorneys' fees in appellate and post-judgment proceedings.

F.
Without affecting the default provisions hereof, any payment of Rent required by this Lease which remains unpaid for five (5) days after its due date shall bear interest at the then maximum non-usurious rate allowed under applicable law from the due date to the date of payment.

G.
Notwithstanding anything contained herein to the contrary, all remedies of Lessor as herein provided are cumulative and Lessor's exercise of any one or more of them shall not be deemed a waiver of any other remedy(ies) available to Lessor.

35.
FORCE MAJEURE. Lessor does not warrant that any of the services which Lessor may supply, will be free from interruption. Lessee acknowledges that any one or more of such services may be suspended by reason of accident or repair, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or other causes beyond the reasonable control of Lessor. No such interruption or discontinuance of service shall ever be deemed an eviction or a disturbance of Lessee's use, enjoyment and possession of the Premises or any part thereof, or render Lessor liable to Lessee for damages by abatement or reduction of Base Rent or any Additional Rent or relieve Lessee from the performance of any of Lessee's obligations under this Lease.

In addition, Lessee shall have the affirmative duty, upon any casualty, including, but not limited to, hurricane or tornado, to take all affirmative steps to protect the Premises and the Building on an expedited basis. These include pre-storm preparation to protect the Premises, installation of any available pre-storm protective devices, sealing of all doors and windows from water intrusion, and removal of valuable items of personal property or data. After any such event, Lessee shall take all action necessary to protect the Building and Premises, including removal of any dangerous conditions and sealing of all doors and windows from water intrusion. Prior to such post-event action, Lessee shall consult with Lessor regarding same, shall document all such damage via written and photographic evidence and shall save all receipts for any such work.

36.
TIME OF THE ESSENCE. Each of Lessee's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease and the strict performance of each shall be a condition precedent to Lessee's rights to remain in possession of the Premises, or to have this Lease continue in effect.

37.
HAZARDOUS WASTE. Lessee warrants and represents that it will, during the period of its occupancy of the Premises under this Lease, comply with all federal, state and local laws, regulations and ordinances with respect to the use, storage, treatment, disposal or transportation of Hazardous Substances. Lessee shall indemnify and hold Lessor harmless from and against any claims, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, reasonable attorneys' fees and costs at trial and on appeal) arising from the breach of the preceding warranty and representation.

For the purposes of this Paragraph, the term "Hazardous Substances" shall be interpreted broadly to include but not be limited to, substances designated as hazardous under the Resource Conservation and Recovery Act, 42 U.S.C. §9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1257, et seq., the Clean Air Act, 42 U.S.C. §2001, et seq., or the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq., any applicable State Law or regulation. The term shall also be interpreted to include but not be limited to any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities, and oil and petroleum based derivatives.

Lessee shall not store or dispose of any hazardous material or waste in or about the premises. Lessee shall indemnify and hold Lessor harmless from and against any claims, damages, costs, expenses or actions which arise out of any breach of this provision and such indemnity shall survive the termination of the Lease, except those specifically used in Lessee's business, which use has been disclosed to and approved in writing by Lessor. In such event, Lessee shall properly dispose of same and shall provide Lessor with a written plan detailing such disposal.

The provisions of this Paragraph shall be in addition to any other obligations or liabilities Lessee may have to Lessor at law and equity and shall survive termination of this Lease.

38.
NO PARTNERSHIP. Nothing contained in this Lease shall constitute or be construed to be or create a partnership, joint venture or any other relationship between Lessor and Lessee other than the relationship of Lessor and Lessee.

39.
NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representations or promises.

40.
LESSEE'S ACKNOWLEDGMENT: Lessee shall, from time to time, on not less than five (5) days prior written request by Lessor, execute, acknowledge, and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and listing the instruments of modification, the dates to which the rents and other charges have been paid, and whether or not, to the best of Lessee's knowledge, Lessor is in default hereunder and, if so, specifying the nature of the default, and such other matters as Lessor may reasonably request. It is intended that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage upon Lessor's interest in the Building and/or the Common Areas.

41.
WAIVER OF COUNTERCLAIM AND JURY TRIAL. TO THE EXTENT ALLOWED BY LAW, LESSEE HEREBY WAIVES THE RIGHT TO INTERPOSE ANY COUNTERCLAIM (EXCEPT A MANDATORY COUNTERCLAIM UNDER FLORIDA LAW OR RULE OF PROCEDURE) IF LESSOR PURSUES ANY ACTION OR PROCEEDING FOR THE POSSESSION OF THE PREMISES. LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO ASSERT A DEFENSE BASED ON MERGER AND AGREES THAT NEITHER THE COMMENCEMENT OF ANY ACTION OR PROCEEDING, NOR THE SETTLEMENT THEREOF, NOR THE ENTRY OF JUDGMENT THEREIN SHALL BAR LESSOR FROM BRINGING ANY SUBSEQUENT ACTIONS OR PROCEEDINGS FROM TIME TO TIME. TO THE EXTENT SUCH WAIVER IS PERMITTED BY LAW, THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS LEASE OR THE PREMISES.

42.
ARTICLE AND PARAGRAPH HEADINGS. The Article and Paragraph headings in this Lease are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

43.
BROKERS. Each party represents to the other that they have dealt with no real estate or leasing brokers in conjunction with this Lease except the broker(s) listed on the Informational Sheet. Each party agrees and warrants to indemnify and hold harmless the other from any claims of other brokers for payment of fees or charges of any kind including attorneys' fees, in conjunction with this transaction. The foregoing shall survive the end of the Lease Term.

44.
LIMITATIONS ON RECORDING. Lessee shall not, without the prior written consent of Lessor which may be withheld for any reason, record or permit the recording of this Lease or any memorandum hereof, any short form of this Lease or any instrument referring therein lo this Lease among the Public Records within or without the State of Florida. Lessor shall have the right, but not the obligation, to record, from time to time, this Lease, any memorandum hereof, any short form of this Lease or any other instrument referring therein to this Lease and, should Lessor desire to so record, Lessee shall cooperate fully by executing any and all documents in regard thereto.

45.
ENTITY LESSEE. Lessee shall be required to file all necessary documents with the entity's state of organization on an annual basis so as not to be dissolved. In the event that Lessee, as a legal entity is dissolved, the officers, managers, directors and/or partners executing this Lease on behalf of the entity agree to be personally liable for the obligation of the dissolved entity, unless and until such entity's status as an active Corporation, Limited Liability Company and/or Limited Partnership is resolved.

46.
DISTRESS WRIT. In the event of a default by Lessee, in addition to any other remedies available to Lessor, Lessor shall be entitled to a Distress Writ without necessity of posting or filing a bond or any other security.

47.
WAIVER OF NOTICE. Lessee hereby waives any requirement of notice of default, including, but not limited to, any statutory notice requirements prerequisite to bring any action against Lessee for a default under this Lease.

48.
RELOCATION: Lessor shall have the right to change the location and/or configuration of the Premises subject to the following terms and conditions: (i) if Lessee has commenced beneficial use of the Premises, then Lessor shall provide Lessee not less than thirty (30) days advance written notice of the date Lessee must vacate the Premises; (ii) if Lessee has not commenced beneficial use of the Premises, then Lessor shall provide Lessee not less than five (5) days advance written notice of such change; (iii) Lessor shall provide Lessee with substitute space of similar nature and size elsewhere in the Building ("Substitute Premises"); and (iv) Lessor shall, if Lessee has commenced beneficial use of the Premises, at Lessor's expense (a) remove Lessee's equipment and furniture from the Premises and reinstall same in the Substitute Premises and (b) redecorate the Substitute Premises in a substantially similar manner in which the Premises are decorated, subject to availability of matching materials. Within ten (10) days after Lessor submits an amendment of this Lease indicating the location and/or configuration of the Substitute Premises and such other reasonable provisions (if necessary) to this Lease arising out of the substitution of the Substitute Premises for the Premises, Lessee shall execute and then deliver to Lessor such amendment.

49.
SEPARATE COVENANT. Lessee's obligation to pay Rent and Additional Rent under this Lease are separate and distinct covenants independent of any of the Lessor's obligations under the Lease. Notwithstanding any other provisions contained in this Lease or any extensions, modifications or renewals of this Lease, it is understood and agreed that in the event of default in performance of any agreement, condition, or other provisions to be performed by the Lessor, or if for any other reason Lessee might be entitled to any reimbursement from Lessor, in no event shall Lessee deduct or withhold any such amount from any payments of Rent due to Lessor under this Lease.

50.
LIMITATION ON LESSOR'S LIABILITY. Notwithstanding any contrary provision of this Lease, Lessee shall look solely to the interest of Lessor or its successor (as Lessor hereunder) in the Building for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any gross negligence or breach of this Lease by Lessor or such successor, and no other assets of Lessor or such successor (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Lessor or such successor) shall be subject to deficiency action, levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies in any of such events. Lessee's sole right and remedy in any action or proceeding concerning Lessor's reasonableness (where the same is required under this Lease) shall be an action for declaratory judgment and/or specific performance.
51.
ABANDONED PROPERTY. If at the end of the Lease term, (including any early termination hereof), Lessee shall leave and abandon any personal property at the Leased Premises, Lessor shall notify Lessee of same at the forwarding address provided by Lessee, and Lessee shall have ten ( I 0) days within which to remove said property. If Lessee fails or refuses to remove said property, Lessor may dispose of same in any manner deemed appropriate by Lessor, regardless of the value of the property and Lessee hereby waives any right or claim to object to such disposal.

52.
SURVIVAL. All terms and provision of this Lease shall, to the extent reasonably necessary to fulfill the intent of the Parties, survive the termination hereof.

53.
COUNTERPARTS. This Lease may be executed in several counterparts, all of which shall constitute one and the same Lease between Lessor and Lessee.

54.
COMMON AREAS/PARKING: A. Definition: All areas within the exterior boundaries of the Building or any amenities thereto which are not now or hereafter included within the Premises, or held for lease or occupation by Lessor including, without limiting the generality of the foregoing, parking areas including, but not limited to driveways, delivery passages or areas, sidewalks, ramps, open and closed courts, atriums and malls, landscaped and planted areas, stairways, elevators, exterior decks, restrooms not located within the premises of any Lessee, and other areas and improvements provided by Lessor for the common use of Lessor and Lessees and their respective employees and invitees, shall be deemed "Common Areas." Portions of the Common Areas are within the Building while other portions are not within the Building. Lessor may make changes at any time and from time to time in the size, shape, location, number and extent of the Common Areas or any of them and no such change shall entitle Lessee to any abatement of rent.

B. Use: Lessee and its employees and invitees shall be entitled to use the Common Areas during the Term of this Lease, in common with Lessor and with other persons authorized by Lessor from time to time to use such Common Areas, subject to such reasonable rules and regulations relating to such use as Lessor may from time to time establish.

C. Control by Lessor:

(I)
Lessor shall operate, manage, equip, police, light, repair and maintain the Common Areas in such manner as Lessor may in its sole discretion determine to be appropriate. Lessor may temporarily close any Common Area for repairs or alterations, close them for up to one (I) day in each calendar year to prevent a dedication thereof or the accrual of prescriptive right therein, or close them for any other reason deemed sufficient by Lessor.

(2)
Lessor shall at all times during the Term of this Lease have the sole and exclusive control of the automobile parking areas including, but not limited to, the driveways, ramps, entrances and exits, public seating areas, and the sidewalks, pedestrian passageways and other Common Areas, and may at any time and from time to time during the Term hereof restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Lessor from time to time. The rights of Lessee in and to the Common Areas shall at all times be subject to the rights of Lessor and other parties designated by Lessor including, but not limited to, other Lessees of Lessor to use the same in common with Lessee, and Lessee shall keep said areas free and clear of any obstructions created or permitted by Lessee or resulting from Lessee's operation. If in the opinion of Lessor unauthorized persons are using any of said Common Areas by reason of the presence of Lessee in the Building, Lessee, upon demand of Lessor, shall restrain such authorized use by appropriate proceedings. Nothing herein shall limit the right of Lessor at any time to remove any such unauthorized person from the Common Areas or to prohibit the use of any said Common Areas by unauthorized persons.

(3)
When and to the extent parking spaces, including reserved parking spaces, are to be furnished to Lessee as provided in the Informational Sheet or as may be provided in a separate agreement (though nothing herein shall imply that parking spaces may be provided in a separate agreement), Lessee, its employees and clients shall park their vehicles only in those spaces in the parking areas as are from time to time designated for that purpose by Lessor. The availability of reserved parking spaces shall be solely in Lessor's control, and shall be upon terms, conditions and costs as established by Lessor. Lessee shall furnish Lessor with a list of its employees' vehicle license numbers within five (5) days after taking possession of the Premises and Lessee shall thereafter notify Lessor of any change in such list within five (5) days after such change occurs. Lessee agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. Lessee further agrees that in the event Lessee and/or its employees shall have parked their vehicles in spaces not so designated, then Lessor shall, upon the second notice by Lessor or its representative of such event, have the power to require Lessee to pay to Lessor the sum of Twenty Dollars ($20.00) per day for each day the violation shall continue.

(4)
In the event Lessor elects to limit or control parking by customers or invitees of the Building, whether by sticker, validated parking tickets, valet service, or any other method of assessment, Lessee agrees to participate in such program under such reasonable rules and regulations as are from time to time established by Lessor with respect thereto.

55.
SERVICES FURNISHED: A. Lessor will furnish the following services to Lessee during the Lease Term:

I. Cold water for drinking and toilet purposes and hot water for lavatory purposes (in Common Area bathrooms).

2.
Janitorial services to the Premises Monday through Friday, except holidays. Lessor shall cause the Premises, including the exterior and interior of the windows thereof to be cleaned in a manner standard to the Building. Lessee shall pay to Lessor on demand, the cost incurred by Lessor for: (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Lessee or permitted sublessees or Lessee's employees or visitors; (ii) the use of portions of the Premises for purposes requiring greater or more difficult cleaning work than normal office areas; (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Lessee or at its request; (b) removal from the Premises and the Building of any refuse and rubbish of Lessee in excess of that ordinarily accumulated in business office occupancy or at times other than Lessor's standard cleaning times; and (c) the use of the Premises by Lessee other than during business hours on business days.

3.
Normal, customary and reasonable office heat and air conditioning on Monday through Friday, except holidays, from 6:00 A.M. until 6:00 P.M. and Saturdays, from 7:00 a.m. to 12:00 p.m. Any additional use after hours by Lessee will be charged back to the Lessee as Additional rent at the rate of Thirty Five and NO/100 Dollars ($35.00) per hour. Lessee will have access to the Premises, the Building, and the parking facilities 24 hours per day, 7 days per week, and 52 weeks per year, but if such access results in additional cost or expense to Lessor, Lessee shall pay all such charges after written notice thereof subject so long as such access does not result in additional cost or expense to Lessor unless lessee pay same in advance. Computer Servers which create substantial heat are permitted in the form of one (1) server per suite. Servers may not be stacked. A freestanding air conditioner may not be installed to cool servers.

4.
Normal, customary and reasonable bagged trash removal when deposited in designated locations.

5.
A waste recycling program, if applicable. Lessee hereby agrees to cooperate and participate in any such program

B. If Lessee requires any additional service other than at the times or in the quantities provided above, Lessor, upon reasonable advance written request therefore by Lessee, may, but shall not be obligated to, furnish such additional service upon charges to be agreed upon by the Parties which shall, in no event, be less than Lessor's cost therefore plus fifteen percent ( I 5%) overhead. Such sums shall be Additional Rent hereunder payable monthly.

C. It is understood that Lessor does not warrant that any of the services referred to above, or any other services that Lessor may agree to supply, will be free from interruption, and Lessee acknowledges that one or more of such service may be suspended by reason of accident or of repairs, alterations or improvements being made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the control of Lessor. No such interruption or discontinuance of service shall be deemed an eviction or disturbance of Lessee's use or possession of the Premises, or render Lessor liable to Lessee for damages or abatement of rent or otherwise, or relieve Lessee from performance of Lessee's obligations hereunder. Notwithstanding the foregoing, if, as a result of Lessor's gross negligence, there is an interruption of service for more than thirty (30) days, there shall either be an abatement or an equitable reduction in rent based upon the extent such interruption of service prohibits Lessee from conducting Lessee's business, as reasonably determined by Lessor.

D. Lessee's use of electrical energy in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electric service, Lessee shall not, without Lessor's prior written consent in each instance, connect major equipment to the Building, electric distribution system, telephone system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Lessee's electrical usage under this Lease contemplates only the use of normal and customary office equipment. In the event Lessee installs any office equipment which uses substantial additional amounts of electricity, then Lessee agrees that Lessor's written consent is required before the installation of such additional office equipment.

56.
GREEN BUILDING PROVISIONS: Lessor shall have the option of adopting certain uses and practices for environmental or green standards, including, but not limited to, LEED certifications. Lessee agrees to cooperate and participate in any such programs after written notice to Lessee.

57.
MUTUAL AGREEMENT: This Lease is the result of a negotiated transaction between the respective parties and interpretation and construction of this Lease shall not be construed against the drafter.

58.
CONFIDENTIALITY. Lessee agrees not to disclose any of the terms or provisions of this Lease to other present or future tenants or prospective tenants of the Building, or to any third party without Lessor's express written consent, excluding Lessee's professionals (i.e., attorneys and accountants) who require knowledge thereof in furtherance of Lessee's bona fide business and legal interests.

59.
SPECIAL PROVISION. This Lease is contingent upon execution of a Lease Termination Agreement between Lessor and Allen West Foundation, the current tenant in possession of Suite 2050. If such agreement is not executed by Lessor and Allen West Foundation prior to July 31, 2014, or Allen West Foundation fails to vacate the Premises by September 15, 2014, this Lease shall be void and of no force and effect.

60.
TERMINATION OF EXISTING LEASE. That subject to the provisions of Section 59 above, upon execution hereof, and possession of the Premises, the lease for 6400 Congress Avenue, Suites 1200 and 2250, Boca Raton, Florida 33487 shall be deemed terminated, and of no further force and effect and possession of same shall be retendered to Lessor on September 15, 2014.

IN WITNESS WHEREOF, the parties hereto have executed this Lease effective as of the day and date set forth above.

LESSOR:

OIII Realty Limited Partnership

By: 0111 Realty, LLC, general partner

By: Kamala R. Chapman, Manager

LESSEE:

Bright Mountain Media, LLC.

By: W. Kip Speyer, President

EXHIBIT A LEGAL DESCRIPTION

A parcel of land being a portion of Parcel "I", of A REPLAT OF A PORTION OF ARVIDA PARK OF COMMERCE PLAT NO. 14, as recorded in Plat Book 60, Pages 72 and 73 of the Public Records of Palm Beach County, Florida being in Section, 6, Township 47 South, Range 43 East, City of Boca Raton, Palm Beach county, Florida being more particularly described in that Special Warranty Deed recorded in Official Records Book 9505, Page 128 of the Records of Palm Beach County, Florida.

Parcel Control No.: 06-43-47-06-14-001-0020

Exhibit B

Rules & Regulations

(Subject to modification by Lessor from time to time)

I. The sidewalks, halls. passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Lessee or used for any purpose other than the ingress and egress from its Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. Lessee shall not go upon the roof of the Building.

2.
The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants and Lessor reserves the right to exclude any other names therefrom.

3.
No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in conjunction with, any window or door on the Premises without the prior written consent of Lessor. In any event, all such items shall be installed inboard of Lessor's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Lessee's Premises.
4.
Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 6:00 a.m. weekdays, and at all hours on Saturdays, Sundays, and holidays all persons who are not tenants or their accompanied guests. Lessee shall be responsible for all persons it allows to enter the Building and shall be liable to Lessor for all acts of such persons. Lessor shall in no case be liable for damages for error with regard to the admission or exclusion of any person from the Building. During the continuance of any invasion, mob. riot, public excitement or other circumstances rendering such action advisable in Lessor's opinion, Lessor reserves the right to prevent access to the Building by closing the doors. or otherwise, for the safety of tenants and protection of the Building and property in the Building.

5.
Lessee shall have the right to employ any person or persons other than Lessor's janitor for the purpose of cleaning its Premises. With the written consent of Lessor no persons other than those approved by Lessor shall be permitted to enter the building for the purpose of cleaning same. Lessee shall not cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to Lessee for any loss of property on its Premises however occurring, or for any damage done to the effects of Lessee by the janitor or any other employee or any other person.

6.
Lessee shall not use upon its Premises vending machines or accept barbering or boot blacking services in its Premises except from persons authorized by Lessor.

7.
Lessee shall see that all doors to its Premises are securely locked and that all utilities, water faucets or water apparatus are shut off before Lessee leaves the Premises, so as to prevent waste or damage, and shall be responsible for all injuries sustained by other tenants or occupants of the Building or Lessor as a result of its failure to do so. Lessees shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8.
Lessee shall not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls.

9.
Lessee shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door in its Premises without prior written consent of Lessor. If Lessor shall give its consent, Lessee shall in each case furnish Lessor with a key for any such lock.

10.
Lessee shall not make or have made additional copies of any keys or access devices provided by Lessor. Lessee, upon the termination of the tenancy, shall deliver to Lessor all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished Lessee or which Lessee shall have had made. In the event of the loss of any keys or access devices so furnished by Lessor, Lessee shall pay Lessor therefor.

11.
The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant, who. or whose employees or invitees, shall have caused it.

12.
Lessee shall not keep in the Building any kerosene, gasoline or inflammable or combustible fluid or materials other than limited quantities necessary for the operation or maintenance of office equipment. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor.

13.
Lessee shall not permit to be kept in its Premises any foul or noxious gas or substance or permit its Premises to be used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Building.
14.
No cooking shall be done in the Premises (except that use by the Lessee of Underwriter's Laboratory approved equipment for the warming up or reheating food by way of a microwave or toaster oven and the preparation of coffee, tea, hot chocolate and similar beverages for Lessee and its employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall the Premises be used for lodging

15.
Lessee shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods on the Premises, nor shall Lessee carry on, or permit the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise, manufacturing of any kind, the business of a public barber shop, or beauty parlor, or for any business activity other than that specifically provided for in Lessee's lease.

16.
Lessor will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Lessor. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the written approval of Lessor which will not be unreasonably withheld.

17.
Lessee shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Lessee shall not interfere with radio or television broadcasting or reception from or in the Building.

18.
Lessee shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Lessor. The expense of repairing any damage resulting from a violation of this rule of the removal of any floor covering shall be borne by Lessee.

I 9. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down elevators except between such hours and in such elevators as shall be designed by Lessor. Lessor shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as determined by Lessor to be necessary to properly distribute the weight thereof. Lessor will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Lessee.

Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to objectionable to Lessor or any tenants in the Building shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable by Lessor.

20.
Lessee shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Lessee shall not mark, or drive nails, screws or drills into, the partitions. woodwork or plaster (except for the hanging of pictures and decorations) or in any way deface the Premises.
21.
There shall not be used in any space, or in the public areas of the Building, either by Lessee or others. any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve. No other vehicles of any kind shall be brought by Lessee into or kept in or about the Premises.

22.
Lessee shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal shall be made only through entryways and elevators provided for such purposes and at such times as Lessor may designate.
23.
Canvassing, soliciting or distributing of handbills or any other written material and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same. Lessee shall not make room-to-room solicitation of business from other tenants in the Building.
24.
Lessor reserves the right to exclude or expel from the Building any person who, in Lessor's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations at the Building.
25.
Without the prior written consent of Lessor, Lessee shall not use the name of the Building in connection with the business of Lessee except as Lessee's address.
26.
Lessee shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.
27.
Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage.
28.
The requirements of Lessee will be attended to only upon application at the office of the Building by an authorized individual. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless given special instructions from Lessor, and no such employees will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.
29.
Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.
30.
Lessor reserves the right to make such other reasonable rules and regulation as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted so long as such additional Rules and Regulations are reasonable and thirty (30) days prior written notice of such additional Rules and Regulations are provided to Lessee.

31 All wallpaper or vinyl fabric materials which Lessee may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Lessor at Lessee's expense.

32.
Lessee shall provide and maintain hard surface protective mats under all desk chairs which are equipped with coasters to avoid excessive wear and tear to carpeting. If Lessee fails to provide such mats. the cost of carpet repair of replacement made necessary by such excessive wear and tear shall be charged to and paid by Lessee.
33.
Lessee will refer all contractors, contractors' representatives and installation technicians rendering any service to Lessee to Lessor for Lessor's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows ceilings. equipment or any other physical portion of the Building.

34.
Lessee shall give prompt notice to Lessor of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

35.
Lessee shall be responsible for the observance of all of the forgoing Rules and Regulations by Lessee's employees, agents, clients, invitees and guests.
36.
Lessee shall not allow its employees or invitees to park in other than designated areas, nor shall any washing of cars or car repairs be permitted in any parking areas, nor shall overnight parking be permitted, nor shall commercial trucks be allowed in the parking areas other than in designated delivery areas.
37.
Other than for single-trip usages, Lessee shall make reservations for use of any elevators, which shall be accepted by Lessor on a first-come, first-serve basis.
38.
These rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, th terms covenants, agrixn1<.,i1ts and conditions of any lease of premises in the Building.

EXHIBIT C

Site Plan & Space Plan

Second Floor Space

SURPLUS LINES DISCLOSURE

At my direction, Best Insurance has placed my coverage in the

(name of Insurance agency)

surplus lines market. As required by Florida Statute 626.916, I have agreed to this placement. I understand that superior coverage may be available in the admitted market and at a lesser cost and that persons insured by surplus lines carriers are not protected by the Florida Insurance Guaranty Association with respect to any right of recovery for the obligation of an insolvent unlicensed insurer.

I further understand the policy forms, conditions, premiums, and deductibles used by surplus lines insurers may be different from those found in policies used by authorized insurers. I have been advised to carefully read the entire policy. There is no liability on the part of, and I have no cause of action against, my agent for placing coverage in the surplus lines market.

Bright Mountain Acquisitions Corporation

Named Insured

Lloyds of London

Name of Excess and Surplus Lines Carrier

Professional Liability

Type of Insurance

09/06/2014

Effective Date of Coverage

Revised 7/18/07

LEASE INFORMATIONAL SHEET

Lessee's Name: Bright Mountain, LLC

Lessee's Address/Phone: 6400 Congress Ave., Suite 2050, Boca Raton, FL 33487

Lessee's Status/Agent: Florida Limited Liability Company

Lease Space Sq. Ft.: 4,450 +/-

Commencement Date: August 15, 2015

Broker Name/Address: Bray Realty Advisors, LLC, 7450 Liverpool Ct., Boynton Beach, Florida 33472

Annual Rent:

Lease Year	Space	Rent PSF	Annual Gross Rent
1	4,450	$24.21	$107,734.50
2	4,450	$24.94	$110,983.00
3	4,450	$25.69	$114,320.50
4	4,450	$26.46	$ 68,685.75 (7 months)

Monthly Rent (1st Year): 8,977.87 ~~$3,944.08~~ plus sales tax

Security Deposit $7,200.00 ($4,700 in Lessor's possession; $2,500 due at signing)

Renewal Option(s): one (1) option for three (3) years

Renewal Rent: The rent for the one (1) three (3) years renewal option will be based on the greater of last month's rent or the fair market value of like kind office space within Boca Raton plus three (3%) per year increases.

Parking: Four (4) non-exclusive parking spaces per one thousand square feet of leased space and the five (5) covered parking spaces they currently control at no extra cost

Lessee's Use of Premises: Headquarters of a Technology Company.

Signage: interior signage on the directory and suite entry door

Special Provisions:

The terms and conditions set forth above are integrated into the Lease as if set forth therein.

Lessor:	*Lessee:*
By: ______________	*By:* ______________
~~*July* __, *2015*~~ AUGUST 10, 2015	*July* 30, *2015*

ADDENDUM TO LEASE BETWEEN

OIII REALTY LIMITED PARTNERSHIP, AS LESSOR AND BRIGHT MOUNTAIN, LLC AS LESSEE

l. ADDENDUM: This Addendum is attached to and made a part of the Lease. Any conflict between the terms of this Addendum and the Lease shall be controlled by this Addendum.

2.
LEASE INFORMATION SHEET: The Lease Informational Sheet is hereby deleted and replaced with the attached Lease Informational Sheet.
3.
PREMISES: For and in consideration of the mutual covenants herein contained, Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, those ce11ain premises located at 6400 Congress Avenue, Suites 2050 and 2200, Boca Raton, Florida 33487 ("Premises") which are situated within the building located at 6400 Congress Avenue, Boca Raton, Florida 33487 ("Building").
4.
TERM. A. The term of this Lease shall be three (3) years and seven (7) months, commencing on the 15th day of August, 2015 and ending on the 14th day of March, 2019 ("Lease Tem1"). Lessee's obligation for the payment of Rent shall commence on August 15, 2015 ("Amended Commencement Date").
5.
RENEWAL: So long as Lessee is not in default hereunder, Lessee shall have the option to renew this Lease for one (1) additional three (3) year term, by providing Lessor written notice of the exercise thereof at least one hundred eighty (180) days prior to the end of the Lease Term. Failure to timely renew the Lease shall terminate all renewal options granted hereunder. The terms Lease Term and the Renewal Tem1 are sometime referred to herein as the "Term." The Gross Rent for the Renewal Term will be fair market value for like kind office space in Boca Raton, but in no event less than the Rent paid during the Lease Term set forth above plus annual increases set forth on the Lease Inforn1ational Sheet

6.
NO DEFAULT: Lessee represents that all of the provisions of the Lease to be performed by Lessor have been fully and timely performed and complied with and the Lessor is not in default in any way whatsoever under the Lease, nor to the knowledge of the Lessee does there exist any condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute or result in a default by Lessor under the Lease.
7.
TENANT IMPROVEMENTS: Lessor will, prior to the Amended

Commencement Date, deliver Suite 2200 "As-Is" with the following changes: patch and paint walls, one (1) coat, substantially the same as the wall color in Suite 2050, steam clean carpet, create an interior opening, finished, no door with threshold between Suites 2050 and 2200 as more specifically set forth on Exhibit A attached hereto and made a part hereof.

8.
BROKERAGE: Lessor and Lessee both represent that they have not dealt with any other real estate broker than Bray Realty Advisors, LLC, as Lessor's representative in connection with the Lease and this Addendum. Lessor is responsible to pay the commission upon execution hereof, if any.

Except as expressly amended hereby, this Lease, as amended, is in full force and effect.

Lessee:

Bright Mountain, LLC

By: W. Kip Speyer, President

Lessor:

OIII Reality Limited Partnership

By: Kamala R. Chapman, Manager

Exhibit ''A"

Site Plan & Space Pian

Second floor space

SECOND ADDENDUM TO LEASE

This Second Addendum to Lease (Second Addendum), is made this 14 day of June, 2022, by and between OIII Realty Limited Partnership, a Nevada limited partnership (hereinafter referred to as "Lessor"), and Bright Mountain Holdings, Inc., a Florida corporation (hereinafter referred to as "Lessee").

**WITNESSETH:**

**WHEREAS,** Lessor and Lessee entered into that certain Lease with a Commencement Date of June 1, 2012 (the"Lease"), for the premises described as follows, to-wit:

Suite 2050, 6400 Congress Avenue, Boca Raton, Florida 33487 (the "Premises")

**WHEREAS,** Lessor and Lessee then entered into an Addendum to Lease, (the First Addendum) which terminated on October 31, 2021; and

**WHEREAS,** Lessee desires to extend the term of the Lease and First Addendum for an additional five (5) years and increase the amount of rentable square feet; and

**WHEREAS,** Lessor is willing to consent to the extension of the term of the Lease and First Addendum and increase the rentable square feet, subject to the terms and conditions of this Second Amendment.

**NOW, THEREFORE,** in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the partiesagree as follows:

1. The recitals set forth above are true and correct and incorporated herein as if set forth at length.

2. Lessee agrees to lease the Premises, now defined as consisting of approximately 4,460 square feet, for a period of five (5) years, commencing upon the completion of the Tenant Improvements, (the Commencement Date) as set forth in the attached Exhibit A, and Exhibit B, and terminating five (5) years thereafter. Final square footage will be measured by Lessor's Architect and the Base Rent shall be adjusted accordingly. Base Rent for the period beginning with the dated date of this Second Addendum through and including the day prior to the Commencement Date herein, shall be $28.07 per square feet for 3,300 square feet. Rent, beginning on the Commencement Date, shall be payable in advance as follows:

| Year | Sq. Ft. | Base Rent* | Annual Rent* | Monthly Rent* |
|---|---|---|---|---|
| 1 | 4,460 | $ 32.00 | $ 142,720.00 | $ 11,893.33 |
| 2 | 4,460 | $ 32.96 | $ 147,001.60 | $ 12,250.13 |
| 3 | 4,460 | $ 33.95 | $ 151,417.00 | $ 12,618.08 |
| 4 | 4,460 | $ 34.97 | $ 155,966.20 | $ 12,997.18 |
| 5 | 4,460 | $ 36.02 | $ 160,649.20 | $ 13,387.43 |

*Base Rent, Annual Rent and Monthly Rent includes CAM estimated at $9.65 and is subject to adjustment. Base Rent, Annual Rent and Monthly Rent does not include sales tax which is currently 6.5% and subject to change.

CAM is calculated based upon Lessee's proportionate share (4,460 sq. ft. of a total of 49,656 sq. ft. or 8.98%) of costs and is comprised of the Lessor's costs of commercially reasonable amounts incurred and paid by the Landlord in operating and managing the Property, including, but not limited to (i) cleaning, sweeping, drainage and re-striping of the parking areas, sidewalks, service drives and driveways; (ii) maintenance, repair and upkeep of Common Areas, including, without limitation, planted or landscaped areas; (iii) maintenance, repair and replacement of bulbs and light standards with respect to the parking lot lighting, and the cost of lighting the parking lot and other Common Areas; (iv) commercial general liability and all risk property damage insurance, and such other insurance carried by Landlord under this Lease; (v) management of the and (vi) wages and salaries of persons directly and actually performing services described above.

3. Lessor shall perform the tenant improvements set forth in Exhibit B at Lessor's cost and expense.

4. Lessee may, subject to approval of the Lessor, install a sign reflecting the Lessee's logo on the wall between the two entry doors to the Premises.

5. Tenant has, as part of the improvements to the Premises detailed on Exhibit B, elected to have two special order doors installed as part of the improvements. Once the doors are installed, Tenant shall hold harmless Landlord and its employees, agents, contractors, and all others working at Landlord's direction, from liability for any damage to the door or its hardware. Tenant further covenants to replace and or repair the said doors in the event of any damage whether cosmetic or otherwise.

6. As a holdover tenant for the period from November 1, 2021 to the date of execution of this Second Addendum, Lessee has paid 150% of Rent, (Holdover Rent), stated in the Addendum to Lease between OIII Realty Limited Partnership as Lessor and Bright Mountain Holdings Inc., as Lessee. Lessor has agreed to rebate one half of the Holdover Rent, or a total of $16,442.00, to the Lessee in the form of a credit against the July 1, 2022 and August 1, 2022 Rent.

7. So long as Lessee is not in default hereunder and under the Lease, Lessee shall have the option to renew the Lease for one (1) additional five (5) year term based on the fair market value of like kind office space within Boca Raton plus three (3%) percent per year increases, by providing Lessor written notice of the exercise thereof at least one hundred eighty (180) days prior to the end of the Second Addendum lease term. Failure to timely renew the Lease shall terminate the renewal option granted hereunder.

8. Paragraph 16 of the Corporate Use Office Lease dated August 25 (or August 27) 2014 is deleted and will now read "16. **DAMAGE TO PREMISES**. If the Premises shall be destroyed or damaged by fire, windstorm, civil disturbance or other casualty during the Term so that the same shall be rendered untenantable, Lessor shall have the right to render the Premises tenantable by repairs made within one hundred eighty (180) days from the date of payment to

EXHIBIT A

EXHIBIT B

EXHIBIT B

Space Plan

SUITE 2050 = 2,433 sf +/-
SUITE 2200 = 2,027 sf +/-

EXHIBIT C FURNITURE LIST

TWO (2) U-SHAPED DESKS WITH HUTCHES FOUR-DRAWER FILING CABINET

WOODEN FOUR-DRAWER FILING CABINET

U-SHAPED DESK WITH ATTACHED FILING CABINET AND HUTCH FOUR (4) DESKS

SMALL TABLE

TWO (2) L-SHAPED DESKS

FOUR (4) TWO-DRAWER FILING CABINETS NINE (9) CHAIRS